UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 24, 2014  (January 21, 2014)

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant's Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

TrustCo Bank Corp NY, a New York corporation ("TrustCo"), has entered into a performance-based stock appreciation unit agreement with Robert M. Leonard, Executive Vice President of TrustCo which is attached hereto as Exhibit 10(a). The following description is qualified in its entirety by reference to the agreement in the form attached hereto.  Under the agreement, Mr. Leonard has been awarded 300,000 stock appreciation units, each of which is valued at $6.95 per unit, which amount is equal to the closing price per share of TrustCo's common stock on the NASDAQ Global Select Market on January 21, 2014, the date of the agreement. The units will be credited to a bookkeeping account established and maintained for Mr. Leonard. The account is solely for accounting purposes and does not require a segregation of any TrustCo assets.

The units will become vested upon (i) a "termination" of Mr. Leonard within two years following a "change in control" of TrustCo or (ii) the occurrence of a change in control within 12 months following a termination of Mr. Leonard. Under the agreement, the terms "change in control" and "termination" have the meanings set forth in Mr. Leonard's employment agreement, dated as of November 19, 2013, with TrustCo and Trustco Bank. The employment agreement was filed as Exhibit 10(a) to TrustCo's Current Report on Form 8-K filed on November 25, 2013.

If the units vest, which as noted above requires both Mr. Leonard’s termination and a change in control of TrustCo, Mr. Leonard will be entitled to receive an amount with respect to each unit determined as follows: (i) the greater of the value (determined as described below) of each vested unit in the account as of (x) the date of the change in control or (y) the date of Mr. Leonard's termination, in either case (ii) reduced by $6.95, the value of such unit as of the date of the agreement.

The value of a unit generally will be deemed to be the closing price for shares of TrustCo's common stock on the applicable date on the NASDAQ Global Select Market or other applicable stock exchange. If no such price is available or if TrustCo's common stock is not listed on a stock exchange, then the value of a unit will be determined by TrustCo's Compensation Committee of TrustCo in good faith. However, if, in connection with a change in control, the shares of TrustCo's common stock are converted into securities ("converted securities"), or a combination of cash and converted securities, that are listed on a stock exchange, the value of a unit will be deemed to be the closing price per share of such converted securities on the applicable date, multiplied by the number of such converted securities into which one share of TrustCo's common stock was converted in the change in control plus the amount, if any, of cash. If no such price is available or if the converted securities are not listed on a stock exchange, then the value of a unit will be determined by TrustCo, or a successor thereto, in good faith.

Payment to Mr. Leonard must be made in a single lump-sum cash payment within ten days after the date the units vest.

Item 9.01.                     Financial Statements and Exhibits

(c)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2014

TrustCo Bank Corp NY
(Registrant)

By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer

Exhibits Index

The following exhibits are filed herewith:

Reg S‑K Exhibit No.	Description	Pages
10(a)	Performance-Based Stock Appreciation Unit Agreement, dated January 21, 2014	5 - 9